OPTION AGREEMENT

THIS AGREEMENT made as of the 7th day of May, 2007

BETWEEN:

CANADIAN SHIELD RESOURCES INC. ("CS Canada")

and

GALLANT MINERALS (PERU)LIMITED S.A. ("CS Peru")

151 Bloor Street West, Suite 703

Toronto, Ontario M5S 1S4

Telecopier No. 416-927-1222

(collectively the "Optionor")

OF THE FIRST PART

AND:

ESPERANZA SILVER CORPORATION ("Esperanza Canada")

and

ESPERANZA SILVER DE PERU SAC ("Esperanza Peru")

Suite 900, 570 Granville Street

Vancouver, British Columbia V6C 3P1

Telecopier No. 604-681-4692

(collectively the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor is the owner of certain mineral interests located in the Arequipa Department, Salamanca-Chilcaymarca District, Condesuyos-Castilla Province of southern Peru known as the `Pucarana Property';

B.

The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the Property (as defined below) on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1,00 now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

"Effective Date" means the date on which the necessary exploration and drill permits (called a "Penniso Ambiental para Actividades de Exploracion por parte de la Direccion General de Asuntos Ambientales Mineros del Ministerio de Energia y Minas - Permiso categoria B" under Peruvian Mining laws) have been obtained for the Property.

(b)

"Exploration Expenditures" means any costs directly or indirectly incurred by the Optionee in connection with the prospecting, exploration and evaluation of the Property, including:

(i)

fees, duties or other charges or deductions to acquire or maintain any license, permit or other documents issued by governmental bodies or third parties granting the right to use mineral resources and surface lands of the Property; and

(ii)

other expenses incurred in connection with prospecting, exploration and evaluation of the Property or Property Rights (as defined below) including environmental and other studies, charges incurred for site preparation, engineering, surveying, permits, equipment rental, third-party contractor services, construction ofroads, costs of equipment and supplies, labour costs, fees under consulting agreements and all direct salary and field expenses of exploration personnel, and transportation costs.

(c)

"Option" means the option to acquire an undivided interest in and to the Property as provided in this Agreement and consists of the `First Option' and `Second Option' as described below.

(d)

"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option.

(e)

"Property" means the mineral interests described in Schedule `A' hereto including any replacement or successor mineral interests, and all mineral and mining interests derived from any such interests. Any reference herein to any mineral interest comprising the Property includes any other mineral and mining interests into which such mineral interest may have been converted.

(f)

“Property Rights" means that `community agreement' the details of which are set out on Schedule `D' and all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and, if warranted, development and commercial operation of the Property.

(g)

"S" means dollars of the United States of America.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

2.

(a)

The Optionor represents and warrants to and covenants with the Optionee that:

(i)

CS Peru is legally entitled to hold the Property and the Property Rights and, provided that the Optionee is not in default under any terms of this Agreement and this Agreement has not been terminated, CS Peru will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(ii)

CS Peru is, and at the time of each transfer to the Optionee of an interest in the mineral interests comprising the Property pursuant to the exercise of the Option it will be, the recorded holder and beneficial owner of all of the mineral interests comprising the Property free and clear of all liens, charges and claims of others, except as noted on Schedule `A', and no taxes or rentals are, or at the time of such transfer will be (unless due to the Optionee's default), due in respect of any of the mineral interests;

(iii)

the mineral interests comprising the Property have been duly and validly issued pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule `A' and accepted by the Optionee, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions;

(iv)

there are not any adverse claims or challenges against or to the ownership of or title to any of the mineral interests comprising the Property nor, to the knowledge of the Optionor, is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof and no person has any royalty or other interest whatsoever in production from the Property other than as set out in Schedule `A';

(v)

each of CS Peru and CS Canada has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of their respective jurisdiction of incorporation, amalgamation or continuation;

(vi)

each of CS Peru and CS Canada has duly obtained all corporate authorizations for the execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of either of them or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which either of them is a party or by which it is bound or to which they or the Property maybe subject;

(vii)

the Property is not the whole or substantially the whole of the undertaking of CS Canada; and

(viii)

no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of either of them or the placing of either of them in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in this section shall survive the execution of this Agreement and any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

3.

(a)

The Optionee represents and warrants to and covenants with the Optionor that:

(i)

each of Esperanza Peru and Esperanza Canada has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of their respective jurisdiction of incorporation, amalgamation or continuation;

(ii)

Esperanza Peru is lawfully authorized to hold mineral interests and, if necessary, real property under the laws of the jurisdiction in which the Property is situate;

(iii)

each ofEsperanza Peru and Esperanza Canada has duly obtained all corporate authorizations for the execution and perfoitnance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of either of them or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which either of them is a party or by which it is bound; and

(iv)

no proceedings are pending for, and neither of them is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of either of them or the placing of either of them in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor, a breach of any one or more thereof maybe waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in this section shall survive the execution hereof and any transfers, assignments, deeds or further documents respecting the Property.

GRANT AND EXERCISE OF OPTION

(a)

The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 60% undivided participating interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule `A'. The Option shall consist of the right to earn a 51% undivided interest in and to the Property (the "First Option") and, if the First Option is exercised and the Optionee so elects, the right to earn a further 9% undivided interest in and to the Property (the "Second Option") for a total 60% interest. Under no circumstances shall the Optionor be obligated to reimburse the Optionee for any Exploration Expenditures incurred by the Optionee pursuant to this Agreement.

(b)

The First Option shall be exercised by the Optionee:

(i)

paying the Optionor $30,000 on the execution of this Agreement, the receipt of which is hereby acknowledged by the Optionor;

(ii)

incurring Exploration Expenditures of $650,000 as follows:

(A)

$200,000 on or before the first anniversary of the Effective Date, which expenditures are mandatory and not optional, and

(B)

a further $450,000 on or before the second anniversary of the Effective Date; and

giving the Optionee, on or before the second anniversary of the Effective Date, notice of its exercise of the First Option.

(c)

The Second Option shall be exercised by the Optionee:

(i)

giving the Optionee notice, within five business days of its notice of exercise of the First Option, that it elects to exercise the Second Option and, if it fails to give such notice, it shall be deemed to have elected not to exercise the Second Option;

(ii)

paying the Optionor, with its notice of election to exercise the Second Option, either $50,000 or, as the subscription price for common shares of CS Canada issued at the weighted average trading price for the 10 trading days preceding the date of the notice of exercise of the First Option, $75,000 and, for the purposes thereof, the United States to Canadian exchange rate used shall be the average of the nominal noon exchange rate posted on the Bank of Canada website for such 10 day period; and

(iii)

incurring further Exploration Expenditures of $650,000 as follows:

(A)

a further $325,000 on or before the third anniversary of the Effective Date; and

(B)

a further $325,000 on or before the fourth anniversary of the Effective Date.

(d)

If, in any of the above periods, the Optionee spends

(i)

less than the required expenditure, it may pay to the Optionor the shortfall between the amount it actually spent and the required expenditure within 10 days following the relevant anniversary of the Effective Date in full satisfaction of the Exploration Expenditures to be incurred but notwithstanding that it elects not to exercise the First Option, the Optionee shall be obligated to pay the Optionor the unpaid balance of the Exploration Expenditures described in clause 4 (b)(ii)(A) and such obligation and liability shall survive the termination of this Agreement; or

(ii)

more than the required amount, the excess shall be carried forward and credited against the Exploration Expenditures to be incurred in succeeding periods, if any, or to the Optionee's costs under the joint venture agreement to be entered into upon the exercise of the Option.

(e)

If and when the:

(i)

First Option has been exercised, a 51% undivided right, title and interest in and to the Property; and

(ii)

Second Option has been exercised, a further 9%, for a total of 60%, undivided right, title and interest in and to the Property,

shall vest in the Optionee free and clear of all charges, encumbrances and claims except for those set out in Schedule `A'.

(f)

On the exercise of the First Option or, if applicable, the Second Option, the Optionor and the Optionee shall determine the most favourable tax and business ownership structure through which to own the Property and carry out its further development. Without limiting the generality of the foregoing, they shall structure such ownership so as to form a joint venture on the terms and conditions set out in Schedule `B'.

(g)

So long as the Option remains in good standing, the Optionee, within 30 days of the first and second anniversaries and, if the Optionee elects to exercise the Second Option, the third and fourth anniversaries of the Effective Date, shall provide the Optionor with a detailed statement confirming the Exploration Expenditures incurred by the Optionee during the preceding year. The statement of Exploration Expenditures shall be presumed true and correct after the expiration of 60 days after the date it is delivered by the Optionee to the Optionor, unless within such 60 period the Optionor requests an audit, specifying with particularity the items to which exception is taken and the ground for each exception. If the Optionor requests an audit of the statement, the Optionee shall cause an independent audit of the matters covered by the statement of Exploration Expenditures be conducted by a national or international accounting film of recognized standing. Such accounting firm shall have access, during normal business hours and upon three days prior notice to the Optionee, to all books and records necessary or useful to perform its audit. The costs of such audit shall be paid for by the Optionee and, unless the audit discloses an overstatement of Exploration Expenditures of more than 5% from the correct amount, deemed to be Exploration Expenditures.

TRANSFER OF PROPERTY

5.

(a)

Forthwith after the exercise of the Option by the Optionee and subject to the tax and business ownership structure determined by them, the Optionor shall deliver to the

Optionee, duly executed transfers of the appropriate interest in the Property which shall have been acquired by the Optionee upon exercise of the Option.

(b)

The Optionee shall be entitled to record this Agreement or a memorandum in respect of this Agreement against the title to the Property at its own cost.

RIGHT OF ENTRY

6.

Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a)

enter thereon at their own risk and expense, and the Optionee agrees to indemnify the Optionor against and to save it harmless from all costs, claims, liabilities and expenses that the Optionor may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee, servant, agent or independent contractor of the Optionee while on the Property;

(b)

have exclusive and quiet possession thereof, subject to right of Optionor to have access to the Property;

(c)

do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)

bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e)

remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

7.

During the Option Period the Optionee shall:

(a)

maintain the Property and the Property Rights in good standing by the carrying out of required work, the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such interests free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b)

permit the directors, officers, employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Property provided such injury is not caused by the Optionee or its servants, agents and independent contractors;

(c)

do all work on the Property in a good and workmanlike fashion in accordance with all applicable laws, regulations, orders, ordinances, policies and requirements and for this purpose, without limiting the generality of the foregoing, the Optionee and its authorized representatives shall carry out all operations on or in the Property with the highest regard for the protection of the environment and for the safety of all persons and property and in accordance with generally accepted international mining industry environmental and safety policies and procedures and the requirements of the laws of Peru, failure of which shall be considered a material breach of this Agreement for which the Optionor may terminate this Agreement without penalty to the Optionor and the Optionee will have no further right or interest in the Property or the Property

Rights, and the Optionee will remain liable for all liabilities which it has incurred or which have accrued prior to the termination of this Agreement;

(d)

be solely responsible for any reclamation which may be required by the Government of Peru for work done by the Optionee under this Agreement;

(e)

indemnify and save the Optionor, its directors, officers, employees, agents, and attorneys harmless in respect of any and all losses, costs, claims, liabilities, demands, damages, expenses and suits arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition and in compliance with all legal requirements, subject to paragraphs (c) and (d) above, which indemnification shall survive the termination of this Agreement;

(f)

permit the Optionor, at its own expense, reasonable access to geological reports, evaluations, information and other technical and geological data and other factual, non-interpretative results of the work done on the Property on a timely basis; and

(g)

deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other factual, non-interpretative technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

TERMINATION OF OPTION BY OPTIONEE

8.

(a)

The Option shall terminate

(i)

upon the Optionee failing to incur or make, within the time specified in this Agreement, any expenditure or payment which must be incurred or made in exercise of the Option; or

(ii)

at any other time, upon the Optionee giving the Optionor 30 days notice of termination of the First Option or Second Option.

(b)

If the Option is terminated the Optionee shall:

(i)

leave the Property in good standing and free and clear of all lines, charges and other encumbrances;

(ii)

deliver or make available to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assays and other relevant factual, non-interpretative technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor and copies of all permits and contracts with any government agencies or surface right owners, together with copies of any correspondence with such government agencies or surface right owners and not theretofore furnished to the Optionor; and

(iii)

deliver to the Optionor such releases, transfers and other documents as are necessary to transfer to the Optionor all of Optionee's interest in the Property.

(c)

Notwithstanding the termination of the Option, the Optionee shall have the right to remove from the Property, within a period of 180 days following the end of the Option Period and provided the Optionee repairs all damage caused by such removal, all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall be left in a safe condition and become the property of the Optionor.

TRANSFERS

9.

(a)

If either the Optionor or Optionee (a "Seller") receives a bona fide offer from a third party (the "Proposed Purchaser") to purchase all or, in respect of the Optionor only, a part of its interest in the Property, which offer the Seller desires to accept, or if either the Optionor or Optionee intends to sell all or, in respect of the Optionor only, a part of its interest in the Property:

(i)

The Seller shall first offer (the "Offer") such interest in writing to the other (the "Non-Seller") upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Seller, as the case may be.

(ii)

The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and, in the case of an intended offer by the Seller, shall disclose the person or persons to whom the Seller intends to offer its interest and, if the offer received by the Seller from the Proposed Purchaser provides for any consideration payable to the Seller otherwise than in cash, the Offer shall include the Seller's good faith estimate of the cash equivalent of the non-cash consideration.

(iii)

If, within a period of 30 days of the receipt of the Offer, the Non-Seller notifies the Seller in writing that it will accept the Offer, the Seller shall be bound to sell such interest to the Non-Seller on the terms and conditions of the Offer. If the Offer so accepted by the Non-Seller contains the Seller's good faith estimate of the cash equivalent of the non-cash consideration as aforesaid, and if the Non-Seller disagrees with the Seller's best estimate, the Non-Seller shall so notify the Seller at the time of acceptance and the Non-Seller, in such notice, shall specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Non-Seller so notifies the Seller, the acceptance by the Non-Seller shall be effective and binding upon the Seller and the Non-Seller, and the cash equivalent of any such non-cash consideration shall be determined by an independent third party experienced in valuing and appraising such matters chosen by the parties, or failing such agreement, by binding arbitration and shall be payable by the Non-Seller, subject to prepayment as hereinafter provided, within 30 days following its determination by arbitration. The Non-Seller in such case shall pay to the Seller, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Seller being sold, the total purchase price which is specified in its notice to the Seller and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

(iv)

If before the expiration of the time limited therefor the Non-Seller fails to notify the Seller that it will purchase the interest offered or notifies the Seller that it does not wish to purchase the interest offered, the Seller may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 90 days, but the terms of this paragraph again shall apply to such interest if the sale to the Proposed Purchaser is not completed within such 90 days.

(v)

Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Non-Seller, in form and substance satisfactory to its counsel acting reasonably, to be bound by the terms and conditions of this Agreement.

(b)

An assignment by the Optionor of any interest less than its entire interest in this Agreement and in the Property shall discharge the Optionor from its obligations hereunder only to the extent of such assignment and upon the transfer by the Optionor of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionor shall be deemed to be discharged from all obligations hereunder save and except for the fulfilment of contractual commitments accrued due prior to the date on which the Optionee effected such assignment.

SURRENDER OF PROPERTY INTERESTS

PRIOR TO TERMINATION OF AGREEMENT

10.

The Optionee, at any time during the Option Period, may elect to abandon any one or more of the interests comprising the Property by giving notice to the Optionor of such intention. Any interests so abandoned shall be in good standing under the laws of the jurisdiction in which they arc situate. Upon any such abandonment, the interests so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such interests has been transferred to the Optionee, the Optionee shall retransfer such title to the Optionor at the Optionee's expense.

AREA OF MUTUAL INTEREST

11.

If, during the term of this Agreement, either party acquires any mineral interests located wholly or partly within an area of five kilometres from the outermost boundary of the Property as of the date of this Agreement:

(a)

the acquiring party shall forthwith give notice to the other party of such acquisition, the cost thereof and all details in the possession of that party with respect to the nature of the interest and the known mineralization;

(b)

the other party may, within 30 days of receipt of the acquiring party's notice, elect, by notice to the acquiring party, to require that such claims be included in and thereafter form part of the Property for all purposes of this Agreement;

(c)

if the other party makes such election, such interests shall be included in and thereafter form part of the Property and the other party shall reimburse the acquiring party for its proportionate share of the acquisition costs; and

(d)

if the other party does not make such election, such interests shall not form part of the Property and the acquiring party shall be solely entitled thereto.

FORCE MAJEURE

12.

(a)

If, at any time either during the Option Period or thereafter, the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour, power, fuel or equipment shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason beyond the control of the Optionee, other than lack of funds, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing.

(b)

The Optionee shall give prompt notice to the Optionor of each event of force maj cure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force maj cure and all preceding events of force majeure.

CONFIDENTIALITY & NATURE OF INFORMATION

13.

(a)

No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies,

(b)

Any technical information, geological information, or studies, reports, mining models, drill hole data or other geological information concerning the Property and the existence, location, quantity or quality of minerals located therein provided or made available by either of the Optionor or Optionee to the other under this Agreement, or prior to the Effective Date, is made without warranty and at the sole risk of the receiving party, and no warranty, express or implies, is made with respect to such information, all of which is provided "as is". Each party hereto shall make its own determinations with respect to the reliability of such information and shall have no claim or action against the other with respect to such information.

ARBITRATION

14.

(a)

All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b)

It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c)

The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act of Ontario. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Toronto, Ontario for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d)

The award of such arbitrator or, if there are more than one, a majority of the arbitrators shall be final and binding upon each of them.

DEFAULT

15.

If at any time during the Option Period the Optionee is in default of any provision in this Agreement (other than the provisions of paragraphs 4(b) and (c) respecting the payments of cash to the Optionor for which no notice of default need be given) the Optionor may terminate this Agreement, but only if:

(a)

it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b)

the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay. If such 45th day occurs after the date specified in section 4 for the doing of any act in order to exercise the Option, such date so specified shall be extended to the 46th day.

Should the Optionee fail to comply with the provision of paragraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee.

RULE AGAINST PERPETUITIES

16.

If any right, power or interest held by or to be acquired by any party in the Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the date of this Agreement.

NOTICES

17.

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for, and telecopier number of, such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day in the recipients' jurisdiction. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

18.

(a)

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b)

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c)

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d)

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e)

This Agreement shall be governed by and construed in accordance with the laws of Ontario and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

(f)

Time shall be of the essence in this Agreement.

(g)

Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CANADIAN SHIELD RESOURCES INC.

GALLANT MINERALS (PERU) LIMITED S.A.

Per:

Per:

Signature

Signature

Name

Name

Position

Position

ESPERANZA SILVER CORPORATION

ESPERANZA SILVER DE PERU SAC

Per:

Per:

Signature

Signature

Name

Name

Schedule `A'
THE PROPERTY

Pucarana	Co-ordinates
(INAAC Registration No. 10159599)	North	East
1	8,310,000.00	781,000.00
2	8,308,000.00	781,000.00
3	8,308,000.00	780,000.00
4	8,307,000.00	780,000.00
1	8,307,000.00	778,000.00
2	8,308,000.00	778,000.00
3	8,308,000.00	777,000.00
4	8,310,000.00	777,000.00

Apune	Co-ordinates
(INAAC Registration No. 10159699)	North	East
1	8,310,000.00	777,000.00
2	8,308,000.00	777,000.00
3	8,308,000.00	778,000.00
4	8,306,000.00	778,000.00
5	8,306,000.00	775,000.00
6	8,310,000.00	775,000.00

all located in the Arequipa Department, Salamanca-Chilcaymarca District, Condesuyos-Castilla Province, Peru

Schedule `B'
TERMS OF THE JOINT VENTURE

The joint venture shall be established on terms common in the Canadian mineral exploration and mining industry, including the terms set out in the form of Joint Venture Agreement published by the Continuing Legal Education Society of British Columbia in 1999 as part of its mining law materials and the following, and such terms shall incorporated into any shareholders agreement required due to the Property being held by a company jointly owned by the Optionor and Optionee:

•

The joint venture shall be governed by a Management Committee with two representatives of each party appointed to the committee.

•

Each party shall have that number of votes on the Management Committee as is equal to that party's participating interest.

•

The operator shall be, or appointed by, the party having the greatest participating interest.

•

The operator shall charge the joint venture a monthly sum, which shall be a liquidated amount to reimburse the operator for its home office overhead and general and administrative expenses for its conduct of operations and shall be in lieu of any management fee, for:

(a)

carrying out "Operations" on the Property (being, for the purposes hereof, exploration, development and mining operations but excluding non-arm's length third party contract work and contracts with respect to capital expenditures), 10% of Direct Project Costs (as defined below) involved in the Operations;

(b)

arm's length third party contract work, 5% of the Direct Project Costs involved in the contracted work; and

(c)

arm's length contracts with respect to capital expenditures, 3% of the Direct Project Costs involved in such capital expenses.

The foregoing rates are based upon the principle that the operator shall not make a profit or suffer a loss from this administrative charge but should be fairly and adequately compensated for the pro rata share of its costs and expenses. The specific rates provided for herein shall be established and shall be amended if, in practice, the rates are found to be insufficient or excessive.

For the purposes of the foregoing, "Direct Project Costs" means all direct charges, costs or expenditures (other than the indirect charge for general administrative services and overhead expenses referred to above and all capital charges, expenditures or costs incurred on or in connection with Operations and shall include the cost of all work actually carried out in connection with Operations hereunder (including surface and underground exploration and development work, pre-production work, driving adits, raises and drifting and shaft sinking), as well as the cost of metallurgical and engineering work required to ensure adequate recoveries of metals contained in the minerals, ores and concentrates produced or derived from the Property. In addition, Direct Project Costs shall include the costs of all of the Operator's technical personnel who may, from time to time, provide services with respect to the Property. Such costs shall be charged out at competitive market rates normal to the industry and on the basis of the time actually spent by such personnel on projects related to Operations.

Each party's participating interest shall be defined by the following formula:

Party's participating interest (percent) = Party's total contribution * x 100

Both parties contribution * deemed and actual

•

The initial deemed expenditures and interests of the Optionor and Optionee shall be:

	Deemed Expenditures & Interest after Exercise of
Party	First Option		Second Option
Optionor	$624,500	(49%)	$866,667	(40%)
Optionee	$650,000	(51%)	$1,300,000	(60%)

·

Each party may dilute its participating interest in the joint venture by electing not to contribute (and will be deemed to have elected not to contribute if it fails to make any election) to the additional expenditures.

·

If either party's interest in the joint venture is diluted to less than 10.01%, then such interest will be converted to a 2% net smelter return ("NSR") royalty on the terms set out in Schedule `C' and such party (the "Royalty Holder") will have no further participation rights in the joint venture or interest in the Property other than the NSR royalty.

·

The party (the "Royalty Payor") which is not the Royalty Holder shall have the right, exercisable upon not less than seven days prior written notice to the Royalty Holder, to purchase from the Royalty Holder the NSR for the purchase price of:

(i)

$500,000 for each 0.5% NSR interest when the price of gold is less than $500 per ounce; and

(ii)

$500,000 for each 0.5% NSR interest multiplied by a premium equivalent to the proportion of the price of gold on the day of purchase to $500 per ounce to a maximum of $750 per dunce, when the price of gold is greater than $500 per ounce.

·

There shall be a 30 day right of first refusal on any proposed arm's length transfer of any party's participating interest.

·

There shall be a `tag-along' right on any proposed arm's length transfer of any party's participating interest.

·

Schedule `C'
NET SMELTER RETURN ROYALTY

For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to the Optionee from the sale by the Optionee of minerals mined and removed from the Property, after deduction of the following:

(a)

smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by the Optionee shall be considered as treatment charges;

(b)

costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c)

ad valorem taxes and taxes based upon production, but not income taxes.

If the Optionee commingles minerals from the Property with minerals from other properties, the Optionee shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.